WFG DRAFT 12/3/09

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009 (December 2, 2009)

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Letter Agreement with Peter H. Woodward and MHW Capital Management

On December 2, 2009, in connection with the matters described in Item 5.02 below, Hampshire Group, Limited (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Peter H. Woodward and MHW Capital Management, an investment fund controlled by Mr. Woodward (“MHW”). Mr. Woodward became a member of the Company’s Board of Directors (the “Board”) on December 2, 2009 as described in Item 5.02 below. The Letter Agreement, among other things, restricts Mr. Woodward and MHW from engaging in an acquisition, directly or indirectly, alone or with another person, that results in MHW or its affiliates beneficially owning more than 14.9% of the common stock of the Company, negotiating or encouraging any corporate sale transaction involving the Company, engaging in the solicitation of proxies for the Company’s securities, initiating a tender offer for the securities of the Company, seeking to call a meeting of the Company’s stockholders or initiate any stockholder proposal, or forming or joining any “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to the securities of the Company or any subsidiary thereof. The Letter Agreement grants the parties the right to seek specific performance and equitable relief in the event of a breach or threatened breach of the Letter Agreement by the other party. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indemnification Agreement with Peter H. Woodward

Effective as of December 2, 2009, in connection with the matters described in Item 5.02 below, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Peter H. Woodward. Mr. Woodward became a member of the Board on December 2, 2009 as described in Item 5.02 below.

The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Woodward if Mr. Woodward was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that Mr. Woodward is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company or, while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity; provided, that Mr. Woodward acted in good faith and in a manner Mr. Woodward reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Mr. Woodward’s conduct was unlawful. In addition, the Company is required to advance expenses on behalf of Mr. Woodward in connection with Mr. Woodward’s defense of any such claim; provided, that Mr. Woodward undertakes in writing to repay such amounts to the extent that it is ultimately determined that Mr. Woodward is not entitled to indemnification by the Company.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnfication Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peter H. Woodward to the Board of Directors

On December 2, 2009, the Board appointed Peter H. Woodward to serve as a member of the Board until his successor shall be elected and qualified on the earlier of death, resignation or removal in the manner provided for in the Company’s by-laws. Mr. Woodward was also appointed to serve as a member of the Audit Committee of the Board, replacing Herbert Elish. Mr. Elish will remain a member of the Board, the Nominating Committee and chairman of the Compensation Committee.

Other than as described in Item 1.01 above, there are no arrangements or understandings between Mr. Woodward and any other person pursuant to which he was selected to serve on the Board. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Woodward has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Also, on December 2, 2009, pursuant to Mr. Woodward’s appointment to the Board, Mr. Woodward was granted 20,000 restricted shares of the Company’s common stock under the Hampshire Group, Limited 2009 Stock Incentive Plan (the “Plan”). 2,000 of the restricted shares will be subject to time-based vesting while 18,000 of the restricted shares will be subject to performance-based vesting. With respect to time-based vesting, the restricted shares will vest ratably on each March 31 of 2010 through 2013, subject to Mr. Woodward’s continued service with the Company. With respect to performance-based vesting, 25% of the restricted shares will vest ratably on each March 31 of 2011 through 2014, provided that, as of each such vesting date, the Company’s consolidated return on operating income for the preceding fiscal year has reached specified targets. In the event that the Company misses its target in a given year, the shares that would otherwise have vested in that year will be rolled forward to the next year and will vest simultaneously with the shares already allocated for that subsequent year should the Company exceed that year's target by an amount sufficient to cover the prior year's or years' cumulative shortfall.  This rollover mechanism will permit shares to be carried forward over multiple years until the expiration of the Plan. A full description of the Plan is available in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2009, which description is incorporated herein by reference.

Item 8.01	Other Events.

Director Compensation Changes

On December 2, 2009, the Board unanimously approved changes to the annual cash compensation paid to the Company’s non-employee directors. The Board lowered the amount of annual cash compensation of the Company’s non-employee directors (other than the Chairman of the Board and the Chairman of the Audit Committee of the Board) from $80,000 to $60,000. Such compensation will continue to be paid quarterly. The Chairman of the Board will continue to receive $80,000 in annual cash compensation. The Chairman of the Audit Committee of the Board will receive $65,000 in annual cash compensation. These changes to the annual cash compensation of the Company’s non-employee directors will be effective as of January 1, 2010.

Company Press Release

On December 7, 2009, the Company issued a press release announcing the appointment of Peter H. Woodward to the Board. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

10.1     Letter Agreement, dated December 2, 2009, among Hampshire Group, Limited, MHW Capital Management and Peter H. Woodward.

10.2     Indemnification Agreement, dated December 2, 2009, by and between Hampshire Group, Limited and Peter H. Woodward.

99.1	Hampshire Group, Limited press release, dated December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By /s/ Heath L. Golden

Name: Heath L. Golden

Title: President and Chief Executive Officer

Dated: December 7, 2009